Exhibit 10.9

CONVENTION DE TRANSFERT DU CONTRAT DE TRAVAIL (Ci-après la “Convention”)	TRANSFER AGREEMENT OF THE EMPLOYMENT CONTRACT (Hereinafter the “Agreement”)

ENTRE LES SOUSIGNEES :	BETWEEN THE UNDERSIGNED:

La société TEVA SANTE, société par actions simplifiée dont le siège social est sis 110 Esplanade du General de Gaulle, Paris La Défense Cedex (92931), France, immatriculée sous le numéro 401 972 476 au RCS de Nanterre,

Représentée par Karima ZERHOUNI agissant en sa qualité de Directeur des Ressources Humaines, dûment habilité aux fins des présentes.

The company TEVA SANTE, a simplified joint stock company (SAS) and registered office located 110 Esplanade du General de Gaulle, Paris La Défense Cedex (92931), France, registered with the Nanterre register of companies under number 401 972 476,

Represented by Karima ZERHOUNI as Human Resources Director, duly appointed for the purpose hereof.

Ci-après dénommée “TEVA SANTE”;	Hereinafter referred to as “TEVA SANTE”;

ET

La société TEVA PHARMACEUTICAL INDUSTRIES LTD, société de droit Israélien, dont le siège social est 5 Basel Street, Petach Tikwa, Israel, société enregistrée sous le numéro 52-001395-4, représentée par Mark Sabag et Ephie Nissenfeld.

AND The company TEVA PHARMACEUTICAL INDUSTRIES LTD, with registered address located at 5 Basel Street, Petach Tikwa, Israel, Company No. 52-001395-4, represented by Mark Sabag and Ephie Nissenfeld.

Ci-après dénommée “TEVA PHARMACEUTICAL”;	Hereinafter referred to as “TEVA PHARMACEUTICAL”;

ET Monsieur Eric Drapé, né le 30 mai 1961 à Lyon (France), demeurant 4 Place de l’Eglise à Saint-Cloud (92210) en France, de nationalité française. N° de sécurité sociale : 1610569384234 11	AND Mr. Eric Drapé, born on 30 May 1961 in Lyon (France), residing at 4 Place de l’Eglise, Saint-Cloud (92210) in France, French national. Social security number: 1610569384234 11

Ci-après dénommé “Monsieur Drapé” ou le “Salarié”;	Hereinafter referred to as Mr. ”Drapé” or the “Employee”;

Ci-après désignées collectivement les “Parties” et individuellement une “Partie”.	Hereinafter collectively referred as to the “Parties” and individually one “Party”.

IL EST PREALABLEMENT RAPPELE CE QUI SUIT:	THE FOLLOWING PROVISIONS ARE HEREBY REMINDED :

Le Salarié a été embauché à compter du 26 août 2013 par contrat à durée indéterminée conclu le 30 mai 2013, en qualité de “Senior Vice President & Head of Sterile and Respiratory Operations (Europe and Israel)” (le “Contrat de travail”).	The Employee has been hired as from 26 August 2013 under an indefinite term employment contract concluded on 30 May 2013, as “Senior Vice President & Head of Sterile and Respiratory Operations (Europe and Israel)” (the “Employment contract”).

Il a été proposé au Salarié d’occuper le poste de Executive Vice President – Global Operations au sein de TEVA PHARMACEUTICAL. Le Salarié s’est ainsi vu proposer un transfert volontaire de son Contrat de travail à TEVA PHARMACEUTICAL.	The Employee has been offered to hold the position of Executive Vice President – Global Operations within TEVA PHARMACEUTICAL. A voluntary transfer of his Employment contract within TEVA PHARMACEUTICAL has therefore been offered to the Employee.

La présente Convention emporte ainsi novation du Contrat de travail et fixe les termes et conditions de la poursuite du Contrat de travail au sein de TEVA PHARMACEUTICAL et, par suite, la disparition des relations contractuelles entre TEVA SANTE et le Salarié.	This Agreement thus entails the novation of the Employment contract and lays down the terms and conditions for the continuation of the Employment contract with TEVA PHARMACEUTICAL and, consequently, the termination of any contractual relationship between TEVA SANTE and the Employee.

C’est dans ce contexte qu’intervient la signature de la présente Convention tripartite de transfert.	The signing of this tripartite transfer Agreement is made in this context.

Le Contrat de travail transféré est annexé à la présente Convention.	The transferred Employment contract is attached to this Agreement.

IL A ETE CONVENU CE QUI SUIT :	THE FOLLOWING PROVISIONS ARE HEREBY AGREED UPON:

Article 1 : Cessation des relations contractuelles entre TEVA SANTE et le Salarié	Article 1 : Ending of the contractual relationships between TEVA SANTE and the Employee

TEVA SANTE et le Salarié sont convenus de la fin des relations contractuelles les unissant.	TEVA SANTE and the Employee agreed on the ending of any contractual relationship between them.

En conséquence, le Salarié cessera définitivement de faire partie des effectifs de TEVA SANTE, à compter du 1 Mars 2020 (ci-après dénommée la “Date de Transfert”, sans aucune période de préavis. Il cessera donc d’être rémunéré par TEVA SANTE à compter de cette Date.	Consequently, as from March 1, 2020 (hereinafter referred to as the “Date of Transfer”), the Employee will no longer be part of the headcount of TEVA SANTE, without any notice period. He will therefore no longer be paid by TEVA SANTE as from this Date.

Dans la mesure où il s’agit d’un transfert de contrat de travail, les Parties conviennent qu’aucune somme ne sera versée au Salarié au titre de la cessation de ses relations contractuelles avec TEVA SANTE, qui ne saurait être assimilée ni à une démission du Salarié de TEVA SANTE, ni à un licenciement par celle-ci, ni à une rupture conventionnelle.	As it is a transfer of employment contract, the Parties expressly agree that there will be no payment made to the Employee as for the termination of his contractual relationships with TEVA SANTE, which does not amount to resignation from the Employee with TEVA SANTE, nor to a dismissal or a termination by mutual agreement.

La présente Convention tripartite de transfert est en conséquence exclusive de toute indemnité de rupture et de tout préavis à la charge aussi bien de TEVA SANTE que du Salarié.	Consequently, this tripartite transfer Agreement does not entail the payment of any severance payment and does not give rise to any notice period from either TEVA SANTE or the Employee.

Elle a uniquement pour effet de permettre d’un commun accord la poursuite du Contrat de travail entre le Salarié et TEVA PHARMACEUTICAL, la société TEVA PHARMACEUTICAL devenant à compter de la Date de Transfert son nouvel employeur.	It only has the effect of allowing, by mutual agreement, the continuation of the Employment contract between the Employee and TEVA PHARMACEUTICAL, which becomes his new employer as of the Transfer Date.

TEVA SANTE versera au Salarié son salaire ainsi que l’ensemble des droits acquis et échus jusqu’à la Date de Transfert.	TEVA SANTE will pay the Employee his salary as well as all the rights acquired and expired until the Transfer Date.

A compter de la Date de Transfert, TEVA PHARMACEUTICAL sera seule responsable du versement des salaires et autres droits acquis par le Salarié postérieurement à la Date de Transfert.	As from the Transfer Date, TEVA PHARMACEUTICAL will be solely responsible and liable for the payment of wages and other rights acquired by the Employee after the Transfer Date.

Il est précisé que les droits à congés payés acquis et non pris par le Salarié auprès de TEVA SANTE à la Date de Transfert, dans la limite de 47 jours de congés payés, seront transférés à TEVA PHARMACEUTICAL et pourront être pris suivant les modalités en vigueur au sein de TEVA PHARMACEUTICAL. Au-delà de la limite de ces 47 jours, les congés payés acquis et non pris par le Salarié seront payés au Salarié par TEVA SANTE.	It is specified that the entitlement to 47 days paid holidays acquired and not taken by the Employee within TEVA PHARMACEUTICAL on the Transfer Date, will be transferred to TEVA PHARMACEUTICAL and may be taken according to the procedures in force within TEVA PHARMACEUTICAL. To the extent the Employee acquired more than 47 days of paid holidays, such acquired paid holidays in excess of the 47 days will be paid to the Employee by TEVA SANTE.

Article 2 : Transfert du Contrat de travail du Salarié au sein de TEVA PHARMACEUTICAL	Article 2 : Transfer of the Employment contract of the Employee within TEVA PHARMACEUTICAL

Par la présente Convention, les Parties décident d’un commun accord du transfert définitif du Contrat de travail du Salarié au sein de TEVA PHARMACEUTICAL.	By this Agreement, the Parties agree by mutual agreement of the definitive transfer of the Employment contract of the Employee within TEVA PHARMACEUTICAL.

Ce transfert définitif du Contrat de travail opère ainsi une novation de Contrat de travail du Salarié par substitution de la société TEVA PHARMACEUTICAL à TEVA SANTE en sa qualité d’employeur et conclusion d’un nouveau contrat de travail entre les parties.	The definitive transfer of this Employment contract entails the novation of the Employment contract of the Employee by substituting TEVA PHARMACEUTICAL to TEVA SANTE as an employer and entering into a new employment contract.

A la Date de Transfert, TEVA PHARMACEUTICAL deviendra l’unique employeur du Salarié.	At the Transfer Date, TEVA PHARMACEUTICAL will become the sole employer of the Employee.

Article 3 : Nouvelles clauses contractuelles	Article 3 : New contractual clauses

A compter de la Date de transfert, le Contrat de travail du Salarié sera modifié, l’ensemble de ses clauses étant remplacé par les termes de l’accord signé entre Monsieur Drapé et TEVA PHARMACEUTICAL le Mars 20, 2020, annexé à la présente Convention.	As from the Transfer date, the Employment contract shall be modified, with all of its clauses being replaced by the terms of the agreement signed between Mr. Drapé and TEVA PHARMACEUTICAL on March 12, 2020, which will be attached to this Agreement.

Le Contrat de travail sera ainsi soumis à compter du 1 Mars 2020, au droit israélien, applicable à l’accord précité.	As from March 1, 2020, the Employment contract shall thus be subject to Israelite law, applicable to the aforementioned agreement.

Article 4 : Levée de la clause de non-concurrence et non-sollicitation de clientèle applicable au sein de TEVA SANTE	Article 4: Waiving of the non-compete and non-poaching of clients commitment applicable within TEVA SANTE

Dans le cadre de la présente Convention, TEVA SANTE libère le Salarié de l’interdiction de non-sollicitation de clientèle prévue à l’article 17 de son Contrat de travail conclu avec TEVA SANTE.

La présente renonciation décharge TEVA SANTE de tout paiement de la contrepartie financière qui dépendait de l’application de clause.

In the framework of this Agreement, TEVA SANTE releases the Employee from his non-compete and non-poaching commitment provided for by Article 17 of his Employment contract concluded with TEVA SANTE.

This waiver releases TEVA SANTE from paying any financial indemnity relating to the application of this Article.

Article 5 : Transfert de données	Article 5 : Data transfer

En signant cette Convention de transfert de son Contrat de travail, le Salarié accepte que les éléments de son dossier soient transmis par la société TEVA SANTE à la TEVA PHARMACEUTICAL afin de permettre la poursuite de son emploi au sein de cette dernière.	By signing this transfer Agreement of his Employment contract, the Employee agrees that his file will be provided by TEVA SANTE to TEVA PHARMACEUTICAL in order to enable the continuation of his employment within TEVA PHARMACEUTICAL.

En tant que nouvel employeur, et en conséquence du transfert du Contrat de travail, TEVA PHARMACEUTICAL aura accès à certaines des données personnelles du Salarié (pouvant inclure des données personnelles « sensibles ») afin de respecter ses diverses obligations. Les catégories de données personnelles peuvent notamment inclure : les coordonnées du Salarié, le détail de sa rémunération et toute autre information liée à la poursuite de son emploi.	As a new employer, and as a result of the transfer of the Employment contract, TEVA PHARMACEUTICAL will have access to some of the Employee’s personal data (which may include “sensitive” personal data) in order to meet its various obligations. Personal data may in particular include: contact details of the Employee, information regarding his remuneration and any other information related to the continuation of his employment.

Concernant les données personnelles qui pourraient être transférées et traitées par TEVA PHARMACEUTICAL pendant toute la durée de l’emploi du Salarié, conformément à la loi Informatique et Libertés n° 78-17 du 6 janvier 1978, modifiée en 2018, et le Règlement général sur la protection des données (UE) 679/2016, le Salarié bénéficie d’un droit d’accès et de rectification aux informations qui le concernent.	Regarding the personal data that could be transferred and processed by TEVA PHARMACEUTICAL during the performance of the employment of the Employee, in accordance with the Data Protection Act No. 78-17 of 6 January 1978, amended in 2018, and the General Data Protection Regulation (EU) 679/2016, the Employee has the right to access and rectify the information concerning him.

En paraphant la présente page, le Salarié marque son accord explicite aux transferts et traitements des données personnelles sensibles le concernant.	By initiating this page, the Employee expressly agrees to the transfer and processing of sensitive personal data concerning him.

Article 6 : Information du salarié	Article 6 : Employee information

Le Salarié reconnaît avoir reçu toute l’information nécessaire et avoir bénéficié d’un temps de réflexion suffisant pour prendre sa décision en connaissance de cause avant de signer la présente Convention.	The Employee acknowledges having received all the necessary information and has had sufficient time to make an informed decision before signing this Agreement.

Article 7 : Langue	Article 7 : Language

La version définitive de la présente Convention qui lie les Parties est la version française, la version anglaise de l’accord n’étant fournie qu’à titre d’information. En cas de contradiction entre les versions françaises et anglaises, la version française prévaudra.	The definitive version of this Agreement that binds the Parties is the French language version, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.

Article 8 : Loi applicable – Tribunaux compétents	Article 8 : Governing law – Competent Courts

La présente Convention est soumise à la loi française et tout litige s’y rapportant sera de la compétence exclusive des tribunaux français.	This Agreement is governed by French law and any dispute relating hereto shall be subject to the exclusive jurisdiction of the French courts.

Annexe – Contrat de travail du Salarié conclu avec TEVA PHARMACEUTICAL	Annex – Employment contract of the Employee concluded with TEVA PHARMACEUTICAL

Fait en trois exemplaires originaux	In three originals,

A Paris, le Mars 20, 2020	In Paris, on March 20, 2020

Pour la société TEVA SANTE
/s/ Karima ZERHOUNI	/s/ Karima ZERHOUNI
Directeur des Ressources Humaines	Director of Human Resources

Pour la société TEVA PHARMACEUTICAL INDUSTRIES

/s/ Eric Drapé	/s/ Eric Drapé Eric Drapé
M. Eric Drapé

(Chaque page doit être paraphée et les signatures ci-dessus doivent être précédées de la mention manuscrite suivante :« Lu et approuvé » )

(Each page must be initialed and the signatures are to be preceded by the handwritten comment: “READ AND AGREED”)

Annexe – Contrat de travail du Salarié au sein de TEVA PHARMACEUTICAL INDUSTRIES

[Employment contract of Mr. Drapé concluded within TEVA PHARMACEUTICAL INDUSTRIES TO BE ATTACHED]